SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – January 12, 2007

OMNICARE, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-8269	31-1001351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East RiverCenter Boulevard Suite 1600 Covington, Kentucky	41011
(Address of Principal Executive Offices)	(Zip Code)

(859) 392-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2007, Patrick E. Keefe, Executive Vice President – Global Markets of Omnicare, Inc. (the “Company”), assumed the position of Executive Vice President and Chief Operating Officer of the Company. Mr. Keefe assumed the position following the mutual agreement of the Company and Glen C. Laschober, the prior Executive Vice President and Chief Operating Officer, to terminate Mr. Laschober’s employment with the Company, effective January 12, 2007, in accordance with the terms of the employment agreement between the Company and Mr. Laschober.

Mr. Keefe most recently served the Company as Executive Vice President – Global Markets since August 2005. From February 1997 until August 2005 Mr. Keefe served the Company as Executive Vice President of Operations. Mr. Keefe also served the Company as Senior Vice President of Operations from 1994 through 1997 and, prior to that time, joined the Company in 1993 as Vice President of Operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC.

By:	/s/ Cheryl D. Hodges
Name:	Cheryl D. Hodges
Title:	Senior Vice President and Secretary

Dated: January 19, 2007